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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2001

INSWEB CORPORATION
(Exact name of Registrant as specified in its charter)

Commission file number 0-26083

Delaware (State or other jurisdiction of incorporation or organization)	94-3220749 (IRS Employer Identification Number)

11290 Pyrites Way, Suite 200
Gold River, California 95670
(Address of principal executive offices)

(916) 853-3300
(Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

  (a)
  Previous independent accountants

  (i)
  On November 27, 2001, InsWeb Corporation ("InsWeb") dismissed PricewaterhouseCoopers LLP ("PwC") as its independent accountants. The Audit Committee of InsWeb's Board of Directors participated in and approved the decision to change independent accountants.

  (ii)
  The reports of PwC on InsWeb's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  (iii)
  In connection with its audits for InsWeb's two most recent fiscal years and through November 27, 2001, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years.

  (iv)
  During the two most recent fiscal years and through November 27, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

  (v)
  InsWeb has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 29, 2001, is filed as Exhibit 16.1 to this Form 8-K.

  (b)
  New independent accountants

    InsWeb engaged Ernst & Young LLP ("E&Y") as its new independent auditors for the year ending December 31, 2001 on November 29, 2001. The Audit Committee of InsWeb's Board of Directors participated in and approved the decision to retain E&Y as InsWeb's independent auditors. During the two most recent fiscal years and through November 28, 2001, InsWeb has not consulted with E&Y regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on InsWeb's financial statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits

Exhibit Number	Description of Document
16.1	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant.

SIGNATURE

    In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 29, 2001	INSWEB CORPORATION (Registrant)

/s/ William D. Griffin
William D. Griffin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
16.1	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant.

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX